Exhibit 99.1

Byline Bancorp, Inc. Reports Second Quarter 2023 Financial Results

Select Second Quarter 2023 Financial Highlights

•
Net income of $26.1 million, or $0.70 per diluted share
•
Pre-tax pre-provision return on average assets of 2.23%1
•
Return on average assets of 1.41%; Return on average tangible common equity of 16.78%1
•
Net interest margin of 4.32%
•
Efficiency ratio of 52.92%
•
Total loans and leases of $5.6 billion, quarterly increase of $55.2 million
•
Total deposits of $5.9 billion, quarterly increase of $104.4 million
•
Tangible Common Equity to Tangible Assets of 8.87%1
•
Common Equity Tier 1 to Risk Weighted Assets of 10.58%

Chicago, IL, July 27, 2023 – Byline Bancorp, Inc. ("Byline", the “Company”, "we", "our", or "us") (NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $26.1 million, or $0.70 per diluted share, for the second quarter of 2023 compared with net income of $23.9 million, or $0.64 per diluted share, for the first quarter of 2023, and net income of $21.8 million2, or $0.58 per diluted share, for the second quarter 2022.

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, Inc., commented, “We reported solid results for the second quarter and continued to execute our time tested strategy well. Notwithstanding the challenging operating environment, our business units continued to perform well and we have good momentum heading into the second half of the year.”

Alberto J. Paracchini, President of Byline Bancorp, Inc. added, “We delivered record earnings, strong profitability, balanced deposit and loan growth and solid credit quality. Our strong capital and liquidity levels position us well to continue to prudently grow our franchise.”

Board Declares Cash Dividend of $0.09 per Share

On July 25, 2023, the Company's Board of Directors declared a cash dividend of $0.09 per share, payable on August 22, 2023, to stockholders of record of the Company's common stock as of August 8, 2023.

Inland Acquisition

On July 1, 2023, Byline completed its acquisition of Inland Bancorp, Inc. ("Inland Bancorp") to solidify Byline's position as Chicago's largest community bank. The transaction brings Byline’s combined total assets to approximately $8.8 billion, $6.4 billion in loans and $6.9 billion in deposits, with 47 branches across the greater Chicago metropolitan area, based on information as of June 30, 2023.

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(2)
Recast due to the adoption of ASU 2016-13 Financial Instruments - Credit Losses on December 31, 2022, which was applied retrospectively to January 1, 2022. Results for periods beginning after September 30, 2022 are presented under the new standard, while prior quarters previously reported are recast as if the new standard had been applied since January 1, 2022. Refer to our Annual Report on Form 10-K for the year ended December 31, 2022 for additional information on the adoption of the standard.

Byline Bancorp, Inc.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents the average interest-earning assets and average interest-bearing liabilities for the periods indicated. Net interest income and margin are adjusted to reflect tax-exempt interest income on a tax-equivalent basis using tax rates effective as of the end of the period:

	For the Three Months Ended
	June 30, 2023			March 31, 2023			Recast June 30, 2022
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$135,003	$1,041	3.09%	$97,578	$442	1.84%	$66,034	$74	0.45%
Loans and leases(1)	5,535,593	99,134	7.18%	5,484,372	92,343	6.83%	5,007,615	59,919	4.80%
Taxable securities	1,250,780	6,324	2.03%	1,275,377	6,431	2.04%	1,331,136	5,792	1.75%
Tax-exempt securities(2)	151,205	980	2.60%	151,817	994	2.65%	168,567	1,131	2.69%
Total interest-earning assets	$7,072,581	$107,479	6.10%	$7,009,144	$100,210	5.80%	$6,573,352	$66,916	4.08%
Allowance for credit losses - loans and leases	(92,804)			(84,321)			(72,521)
All other assets	424,122			420,328			465,733
TOTAL ASSETS	$7,403,899			$7,345,151			$6,966,564
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$541,036	$2,175	1.61%	$606,008	$2,494	1.67%	$615,831	$415	0.27%
Money market accounts	1,534,463	10,799	2.82%	1,465,677	7,728	2.14%	1,307,320	1,194	0.37%
Savings	575,254	220	0.15%	613,590	227	0.15%	664,954	83	0.05%
Time deposits	1,328,679	11,529	3.48%	966,409	5,849	2.45%	627,199	436	0.28%
Total interest-bearing deposits	3,979,432	24,723	2.49%	3,651,684	16,298	1.81%	3,215,304	2,128	0.27%
Other borrowings	509,419	4,241	3.34%	573,433	5,852	4.14%	497,082	1,083	0.87%
Federal funds purchased	—	—	0.00%	2,778	36	5.30%	2,527	14	2.32%
Subordinated notes and debentures	111,255	2,142	7.72%	111,101	2,098	7.66%	110,649	1,694	6.14%
Total borrowings	620,674	6,383	4.12%	687,312	7,986	4.71%	610,258	2,791	1.83%
Total interest-bearing liabilities	$4,600,106	$31,106	2.71%	$4,338,996	$24,284	2.27%	$3,825,562	$4,919	0.52%
Non-interest-bearing demand deposits	1,848,538			2,076,613			2,265,426
Other liabilities	148,983			145,253			105,918
Total stockholders’ equity	806,272			784,289			769,658
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,403,899			$7,345,151			$6,966,564
Net interest spread(3)			3.39%			3.53%			3.56%
Net interest income, fully taxable equivalent		$76,373			$75,926			$61,997
Net interest margin, fully taxable equivalent(2)(4)			4.33%			4.39%			3.78%
Less: Tax-equivalent adjustment		207	0.01%		208	0.01%		237	0.01%
Net interest income		$76,166			$75,718			$61,760
Net interest margin(4)			4.32%			4.38%			3.77%

Net loan accretion impact on margin		$611	0.03%		$729	0.04%		$1,628	0.10%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, using a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

The following table presents net interest income for the periods indicated:

				June 30, 2023
	Three Months Ended			Change from
			Recast
	June 30,	March 31,	June 30,	March 31,	June 30,
(dollars in thousands)	2023	2023	2022	2023	2022
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$99,134	$92,343	$59,919	7.4%	65.4%
Interest on securities	6,559	6,600	6,264	(0.6)%	4.7%
Other interest and dividend income	1,579	1,059	496	49.1%	218.7%
Total interest and dividend income	107,272	100,002	66,679	7.3%	60.9%
INTEREST EXPENSE
Deposits	24,723	16,298	2,128	51.7%	NM
Other borrowings	4,241	5,888	1,097	(28.0)%	286.4%
Subordinated notes and debentures	2,142	2,098	1,694	2.1%	26.4%
Total interest expense	31,106	24,284	4,919	28.1%	532.3%
Net interest income	$76,166	$75,718	$61,760	0.6%	23.3%

Net interest income for the second quarter of 2023 was $76.2 million, an increase of $448,000, or 0.6%, from the first quarter of 2023.

The increase in net interest income was primarily due to:

•
An increase of $6.8 million in interest income and fees on loans and leases due to higher yields and growth in the loan and lease portfolio; and
•
A decrease of $1.6 million in other borrowings interest expense mainly due to lower average balances of FHLB borrowings.

Partially offset by:

•
An increase of $8.4 million in deposit interest expense mainly due to growth in time deposits and higher rates paid on money market accounts and time deposits.

Tax-equivalent net interest margin for the second quarter of 2023 was 4.33%, a decrease of six basis points compared to the first quarter of 2023. Total net loan accretion income impact on margin contributed three basis points to the net interest margin for the second quarter of 2023 compared to four basis points for the first quarter of 2023.

The average cost of total deposits was 1.70% for the second quarter of 2023, an increase of 55 basis points compared to the first quarter of 2023, as a result of increased cost of interest-bearing deposits and a decrease in average non-interest bearing deposits. Average non-interest-bearing demand deposits were 31.7% of average total deposits for the second quarter of 2023 compared to 36.3% during the first quarter of 2023.

Provision for Credit Losses

The provision for credit losses was $5.8 million for the second quarter of 2023, a decrease of $4.0 million compared to $9.8 million for the first quarter of 2023, which was mainly attributable to lower impairments for individually assessed loans and lower non-performing loans. The provision for credit losses during the quarter is comprised of a provision for loan and lease losses of $6.5 million driven by individually assessed loan impairments and lease growth, partially offset by a recapture for unfunded commitments of $677,000.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

				June 30, 2023
	Three Months Ended			Change from
			Recast
	June 30,	March 31,	June 30,	March 31,	June 30,
(dollars in thousands)	2023	2023	2022	2023	2022
NON-INTEREST INCOME
Fees and service charges on deposits	$2,233	$2,120	$2,059	5.3%	8.5%
Loan servicing revenue	3,377	3,380	3,384	(0.1)%	(0.2)%
Loan servicing asset revaluation	(865)	656	(4,636)	NM	(81.3)%
ATM and interchange fees	1,112	1,063	1,131	4.6%	(1.7)%
Net realized gains (losses) on securities available-for-sale	—	—	52	0.0%	(100.0)%
Change in fair value of equity securities, net	193	350	(697)	(45.0)%	NM
Net gains on sales of loans	5,704	5,148	9,983	10.8%	(42.9)%
Wealth management and trust income	1,039	924	900	12.5%	15.5%
Other non-interest income	1,498	1,504	2,097	(0.3)%	(28.5)%
Total non-interest income	$14,291	$15,145	$14,273	(5.6)%	0.1%

Non-interest income for the second quarter of 2023 was $14.3 million, a decrease of $854,000, or 5.6%, compared to $15.1 million for the first quarter of 2023.

The decrease in total non-interest income was primarily due to:

•
A decrease of $1.5 million in the valuation of the loan servicing asset reflecting increased prepayments in the second quarter while the prior quarter reflected an improvement in market conditions.

Partially offset by:

•
An increase of $556,000 in the net gain on sales of loans, due to higher volume and net premiums on sale.

During the second quarter of 2023, we sold $85.9 million of U.S. government guaranteed loans compared to $72.2 million during the first quarter of 2023.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

				June 30, 2023
	Three Months Ended			Change from
			Recast
	June 30,	March 31,	June 30,	March 31,	June 30,
(dollars in thousands)	2023	2023	2022	2023	2022
NON-INTEREST EXPENSE
Salaries and employee benefits	$29,642	$30,394	$27,697	(2.5)%	7.0%
Occupancy and equipment expense, net	4,404	4,444	4,409	(0.9)%	(0.1)%
Impairment charge on assets held for sale	—	20	—	(100.0)%	0.0%
Loan and lease related expenses	488	963	942	(49.3)%	(48.1)%
Legal, audit and other professional fees	3,675	3,114	1,820	18.0%	101.9%
Data processing	4,272	3,783	3,396	12.9%	25.8%
Net (gain) loss recognized on other real estate owned and other related expenses	288	(103)	158	NM	82.4%
Other intangible assets amortization expense	1,455	1,455	1,868	0.0%	(22.1)%
Other non-interest expense	5,104	4,730	3,295	7.9%	54.8%
Total non-interest expense	$49,328	$48,800	$43,585	1.1%	13.2%

Non-interest expense for the second quarter of 2023 was $49.3 million, an increase of $528,000, or 1.1%, from $48.8 million for the first quarter of 2023.

The increase in total non-interest expense was primarily due to merger-related expenses, resulting in:

•
An increase of $561,000 in legal, audit and other professional fees; and
•
An increase of $489,000 in data processing.

Byline Bancorp, Inc.

Partially offset by:

•
A decrease of $752,000 in salaries and employee benefits mainly due to lower payroll taxes and higher deferred salary costs, offset by higher salaries and incentives; and
•
A decrease of $475,000 in loan and lease related expense, due to lower expenses related to government guaranteed loans.

Our efficiency ratio was 52.92% for the second quarter of 2023 compared to 52.10% for the first quarter of 2023.

INCOME TAXES

We recorded income tax expense of $9.2 million during the second quarter of 2023, compared to $8.3 million during the first quarter of 2023. The effective tax rate was 26.1% and 25.7% for the second quarter of 2023 and first quarter of 2023, respectively.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $7.6 billion at June 30, 2023, an increase of $45.3 million compared to $7.5 billion at March 31, 2023.

The current quarter increase was primarily due to:

•
An increase in net loans and leases of $53.0 million primarily due to growth in the commercial loan portfolio and the lease financing portfolio; and
•
An increase in cash and cash equivalents of $36.0 million primarily to support customer activity and complete the acquisition of Inland Bancorp.

Partially offset by:

•
A decrease in securities available-for-sale of $38.7 million, driven mainly by principal payments and changes in market values.

The following table shows our allocation of the originated, purchase credit deteriorated, and non-credit deteriorated loans and leases at the dates indicated:

					Recast
	June 30, 2023		March 31, 2023		June 30, 2022
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$1,806,531	32.4%	$1,749,808	31.7%	$1,676,149	32.4%
Residential real estate	453,880	8.1%	441,291	8.0%	401,773	7.8%
Construction, land development, and other land	387,623	7.0%	446,763	8.1%	434,132	8.4%
Commercial and industrial	2,086,274	37.4%	2,061,267	37.4%	1,873,128	36.2%
Installment and other	3,582	0.1%	1,603	0.0%	927	0.0%
Leasing financing receivables	604,437	10.9%	552,174	10.0%	438,379	8.5%
Total originated loans and leases	$5,342,327	95.9%	$5,252,906	95.2%	$4,824,488	93.3%
Purchased credit deteriorated loans
Commercial real estate	$30,724	0.6%	$39,000	0.7%	$54,739	1.1%
Residential real estate	26,012	0.5%	30,070	0.6%	39,209	0.8%
Construction, land development, and other land	320	0.0%	345	0.0%	1,181	0.0%
Commercial and industrial	1,726	0.0%	1,745	0.0%	2,557	0.0%
Installment and other	129	0.0%	134	0.0%	155	0.0%
Total purchased credit deteriorated loans	$58,911	1.1%	$71,294	1.3%	$97,841	1.9%
Acquired non-credit-deteriorated loans and leases
Commercial real estate	$126,191	2.3%	$140,576	2.6%	$168,938	3.3%
Residential real estate	25,055	0.4%	27,975	0.5%	40,257	0.8%
Construction, land development, and other land	—	0.0%	—	0.0%	191	0.0%
Commercial and industrial	16,750	0.3%	20,793	0.4%	31,783	0.6%
Installment and other	25	0.0%	85	0.0%	226	0.0%
Leasing financing receivables	1,258	0.0%	1,703	0.0%	3,992	0.1%
Total acquired non-credit-deteriorated loans and leases	$169,279	3.0%	$191,132	3.5%	$245,387	4.8%
Total loans and leases	$5,570,517	100.0%	$5,515,332	100.0%	$5,167,716	100.0%
Allowance for credit losses - loans and leases	(92,665)		(90,465)		(74,048)
Total loans and leases, net of allowance for credit losses - loans and leases	$5,477,852		$5,424,867		$5,093,668

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases and other real estate owned at the dates indicated:

				June 30, 2023
			Recast	Change from
(dollars in thousands)	June 30, 2023	March 31, 2023	June 30, 2022	March 31, 2023	June 30, 2022
Non-performing assets:
Non-accrual loans and leases	$38,273	$46,536	$42,979	(17.8)%	(10.9)%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$38,273	$46,536	$42,979	(17.8)%	(10.9)%
Other real estate owned	2,265	3,712	4,749	(39.0)%	(52.3)%
Total non-performing assets	$40,538	$50,248	$47,728	(19.3)%	(15.1)%
Total non-performing loans and leases as a percentage of total loans and leases	0.69%	0.84%	0.83%
Total non-performing assets as a percentage of total assets	0.54%	0.67%	0.67%
Allowance for credit losses - loans and lease as a percentage of non-performing loans and leases	242.12%	194.40%	172.29%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$2,472	$2,335	$1,731	5.9%	42.8%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$2,472	$2,335	$1,731	5.9%	42.8%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.64%	0.80%	0.80%
Total non-performing assets not guaranteed as a percentage of total assets	0.50%	0.64%	0.65%

Variances in non-performing assets were:

•
Non-performing loans and leases were $38.3 million at June 30, 2023, a decrease of $8.3 million from $46.5 million at March 31, 2023, primarily due to the resolution of impaired loans.
•
Other real estate owned was $2.3 million at June 30, 2023, a decrease of $1.4 million from $3.7 million at March 31, 2023, primarily due to sales of properties.

Allowance for Credit Losses ("ACL") - Loans and Leases

The following table presents the balance and activity within the allowance for credit losses - loans and leases for the periods indicated:

	Three Months Ended
					Recast
	June 30,		March 31,		June 30,
(dollars in thousands)	2023		2023		2022
ACL - loans and leases, beginning of period	$90,465		$81,924		$72,107
Provision for credit losses - loans and leases	6,467		9,712		4,105
Net charge-offs - loans and leases	(4,267)		(1,171)		(2,164)
ACL - loans and leases, end of period	$92,665		$90,465		$74,048
Net charge-offs - loans and leases to average total loans and leases held for investment, net before ACL	0.31%		0.09%		0.17%
Provision for credit losses - loans and leases to net charge-offs - loans and leases during the period	1.52	x	8.29	x	1.90	x
Net charge-offs of loans and leases during the second quarter of 2023 were $4.3 million, or 0.31% of average loans and leases, on an annualized basis, an increase of $3.1 million compared to $1.2 million, or 0.09% of average loans and leases, during the first quarter of 2023, and an increase of $2.1 million from $2.2 million or 0.17% of average loans and leases from the comparable period a year ago.

Byline Bancorp, Inc.

Net charge-offs for the second quarter of 2023 included $1.7 million in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the first quarter of 2023 and second quarter of 2022 included $1.1 million and $2.7 million, respectively.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

				June 30, 2023
				Change from
(dollars in thousands)	June 30, 2023	March 31, 2023	June 30, 2022	March 31, 2023	June 30, 2022
Non-interest-bearing demand deposits	$1,793,749	$1,952,045	$2,180,927	(8.1)%	(17.8)%
Interest-bearing checking accounts	530,775	560,837	535,856	(5.4)%	(0.9)%
Money market demand accounts	1,600,043	1,453,688	1,323,287	10.1%	20.9%
Other savings	562,706	590,231	669,164	(4.7)%	(15.9)%
Time deposits (below $250,000)	1,214,717	1,089,785	544,759	11.5%	123.0%
Time deposits ($250,000 and above)	215,102	166,066	134,384	29.5%	60.1%
Total deposits	$5,917,092	$5,812,652	$5,388,377	1.8%	9.8%

Total deposits increased to $5.9 billion at June 30, 2023 compared to $5.8 billion at March 31, 2023. Non-interest-bearing deposits were 30.3% and 33.6% of total deposits at June 30, 2023 and March 31, 2023, respectively. Estimated total uninsured deposits were $1.5 billion and $1.6 billion as of June 30, 2023 and March 31, 2023, and represented 25.9% and 27.9% of total deposits, respectively.

The increase in deposits in the current quarter was due to:

•
An increase in time deposits of $174.0 million, principally due to changes in deposit mix and higher rates offered; and
•
An increase in money market demand accounts of $146.4 million, mainly due to increases in business accounts.

Partially offset by:

•
A decrease in non-interest-bearing demand deposits of $158.3 million, due to higher alternative rates and seasonality.

Total borrowings and other liabilities were $844.7 million at June 30, 2023, a decrease of $77.4 million from $922.0 million at March 31, 2023, primarily driven by maturities of FHLB borrowings.

Byline Bancorp, Inc.

Stockholders’ Equity

Total stockholders’ equity was $813.9 million at June 30, 2023, an increase of $18.3 million from $795.7 million at March 31, 2023. The increase was primarily due to increased retained earnings due to net income.

The following table presents actual regulatory capital dollar amounts and ratios of the Company and the Bank as of June 30, 2023:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
June 30, 2023	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$959,688	13.52%	$567,924	8.00%	N/A	N/A
Bank	911,331	12.89%	565,528	8.00%	$706,910	10.00%
Tier 1 capital to risk weighted assets:
Company	$796,359	11.22%	$425,943	6.00%	N/A	N/A
Bank	823,002	11.64%	424,146	6.00%	$565,528	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$751,359	10.58%	$319,457	4.50%	N/A	N/A
Bank	823,002	11.64%	318,110	4.50%	$459,492	6.50%
Tier 1 capital to average assets:
Company	$796,359	10.74%	$296,702	4.00%	N/A	N/A
Bank	823,002	11.12%	$296,100	4.00%	$370,125	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to our current business and operations, and are subject to, among other things, completion and filing of our regulatory reports and ongoing regulatory review and implementation guidance. The ratios above reflect the Company’s election to opt into the regulators’ joint current expected credit losses ("CECL") transition provision, which allows the Company to phase in the capital impact of the adoption of CECL over the next three years beginning January 1, 2022. Accordingly, capital ratios as of June 30, 2023 reflect 50% of the CECL impact.

CECL Adoption

On December 31, 2022, the Company adopted CECL and applied it retrospectively to the period beginning January 1, 2022 using the modified retrospective method of accounting. Results for reporting periods beginning after September 30, 2022 are presented under the new standard, while prior quarters previously reported are recast as if the new standard had been applied since January 1, 2022. Refer to our Annual Report on Form 10-K for the year ended December 31, 2022 for additional information on the adoption of the standard.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, July 28, 2023 to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (833) 470-1428; passcode 993003. A recorded replay can be accessed through August 11, 2023 by dialing (866) 813-9403; passcode: 452045.

A slide presentation relating to our second quarter 2023 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

Byline Bancorp, Inc.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bancorp, Inc. completed its acquisition of Inland Bancorp, Inc. on July 1, 2023, with the combined entity operating as Byline Bank and as a result has approximately $8.8 billion in assets and operates 48 total branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Brooks Rennie	Erin O’Neill
Investor Relations Director	Marketing Director
312-660-5805	773-475-2901
brennie@bylinebank.com	eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

				Recast	Recast
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2023	2023	2022	2022	2022
ASSETS
Cash and due from banks	$59,564	$52,725	$62,274	$56,546	$58,844
Interest bearing deposits with other banks	260,621	231,486	117,079	159,744	83,057
Cash and cash equivalents	320,185	284,211	179,353	216,290	141,901
Equity and other securities, at fair value	18,473	8,339	7,989	7,279	7,860
Securities available-for-sale, at fair value	1,125,700	1,164,387	1,174,431	1,181,654	1,273,138
Securities held-to-maturity, at amortized cost	2,158	2,704	2,705	3,877	3,880
Restricted stock, at cost	24,377	38,777	28,202	27,077	30,002
Loans held for sale	25,995	28,379	47,823	33,975	17,284
Loans and leases:
Loans and leases	5,570,517	5,515,332	5,421,258	5,275,126	5,167,716
Allowance for credit losses - loans and leases	(92,665)	(90,465)	(81,924)	(79,704)	(74,048)
Net loans and leases	5,477,852	5,424,867	5,339,334	5,195,422	5,093,668
Servicing assets, at fair value	21,715	20,944	19,172	21,127	22,155
Premises and equipment, net	56,304	56,098	56,798	59,049	60,773
Other real estate owned, net	2,265	3,712	4,717	4,402	4,749
Goodwill and other intangible assets, net	155,977	157,432	158,887	160,484	162,094
Bank-owned life insurance	83,222	82,693	82,093	81,592	81,100
Deferred tax assets, net	66,895	64,918	68,213	95,831	82,412
Accrued interest receivable and other assets	194,572	192,885	193,224	179,218	143,014
Total assets	$7,575,690	$7,530,346	$7,362,941	$7,267,277	$7,124,030
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,793,749	$1,952,045	$2,138,645	$2,142,183	$2,180,927
Interest-bearing deposits	4,123,343	3,860,607	3,556,476	3,470,273	3,207,450
Total deposits	5,917,092	5,812,652	5,695,121	5,612,456	5,388,377
Other borrowings	574,922	662,810	640,399	653,954	748,092
Subordinated notes, net	73,778	73,735	73,691	73,648	73,604
Junior subordinated debentures issued to capital trusts, net	37,557	37,442	37,338	37,232	37,123
Accrued expenses and other liabilities	158,399	148,057	150,576	154,182	121,186
Total liabilities	6,761,748	6,734,696	6,597,125	6,531,472	6,368,382
STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	391	390	389	389	388
Additional paid-in capital	599,718	598,103	598,297	597,049	595,938
Retained earnings	379,078	356,365	335,794	314,800	297,765
Treasury stock	(50,383)	(51,066)	(51,114)	(51,535)	(47,181)
Accumulated other comprehensive loss, net of tax	(114,862)	(108,142)	(117,550)	(124,898)	(91,262)
Total stockholders’ equity	813,942	795,650	765,816	735,805	755,648
Total liabilities and stockholders’ equity	$7,575,690	$7,530,346	$7,362,941	$7,267,277	$7,124,030

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended					Six Months Ended
				Recast	Recast		Recast
(dollars in thousands,	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
except per share data)	2023	2023	2022	2022	2022	2023	2022
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$99,134	$92,343	$85,720	$72,635	$59,919	$191,477	$115,057
Interest on securities	6,559	6,600	6,569	6,402	6,264	13,159	12,419
Other interest and dividend income	1,579	1,059	1,515	626	496	2,638	616
Total interest and dividend income	107,272	100,002	93,804	79,663	66,679	207,274	128,092
INTEREST EXPENSE
Deposits	24,723	16,298	10,610	5,971	2,128	41,021	3,215
Other borrowings	4,241	5,888	4,598	3,232	1,097	10,129	1,492
Subordinated notes and debentures	2,142	2,098	1,992	1,825	1,694	4,240	3,294
Total interest expense	31,106	24,284	17,200	11,028	4,919	55,390	8,001
Net interest income	76,166	75,718	76,604	68,635	61,760	151,884	120,091
PROVISION FOR CREDIT LOSSES	5,790	9,825	5,826	7,208	4,286	15,615	10,845
Net interest income after provision for credit losses	70,376	65,893	70,778	61,427	57,474	136,269	109,246
NON-INTEREST INCOME
Fees and service charges on deposits	2,233	2,120	2,081	2,128	2,059	4,353	3,943
Loan servicing revenue	3,377	3,380	3,293	3,422	3,384	6,757	6,764
Loan servicing asset revaluation	(865)	656	(3,534)	(2,342)	(4,636)	(209)	(5,867)
ATM and interchange fees	1,112	1,063	1,250	1,007	1,131	2,175	2,180
Net realized gains (losses) on securities available-for-sale	—	—	—	(2)	52	—	52
Change in fair value of equity securities, net	193	350	710	(581)	(697)	543	(732)
Net gains on sales of loans	5,704	5,148	5,509	5,580	9,983	10,852	20,810
Wealth management and trust income	1,039	924	864	995	900	1,963	1,948
Other non-interest income	1,498	1,504	1,282	1,836	2,097	3,002	4,718
Total non-interest income	14,291	15,145	11,455	12,043	14,273	29,436	33,816
NON-INTEREST EXPENSE
Salaries and employee benefits	29,642	30,394	31,808	29,587	27,697	60,036	56,656
Occupancy and equipment expense, net	4,404	4,444	3,532	3,919	4,409	8,848	9,537
Impairment charge on assets held for sale	—	20	372	—	—	20	—
Loan and lease related expenses	488	963	1,126	530	942	1,451	51
Legal, audit, and other professional fees	3,675	3,114	3,204	2,733	1,820	6,789	4,420
Data processing	4,272	3,783	3,406	3,370	3,396	8,055	6,582
Net (gain) loss recognized on other real estate owned and other related expenses	288	(103)	221	275	158	185	212
Other intangible assets amortization expense	1,455	1,455	1,596	1,611	1,868	2,910	3,464
Other non-interest expense	5,104	4,730	5,235	4,016	3,295	9,834	6,619
Total non-interest expense	49,328	48,800	50,500	46,041	43,585	98,128	87,541
INCOME BEFORE PROVISION FOR INCOME TAXES	35,339	32,238	31,733	27,429	28,162	67,577	55,521
PROVISION FOR INCOME TAXES	9,232	8,293	7,366	7,020	6,382	17,525	12,343
NET INCOME	26,107	23,945	24,367	20,409	21,780	50,052	43,178
Dividends on preferred shares	—	—	—	—	—	—	196
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$26,107	$23,945	$24,367	$20,409	$21,780	$50,052	$42,982
EARNINGS PER COMMON SHARE
Basic	$0.70	$0.65	$0.66	$0.55	$0.59	$1.35	$1.16
Diluted	$0.70	$0.64	$0.65	$0.55	$0.58	$1.34	$1.14

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
				Recast	Recast		Recast
(dollars in thousands, except share	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
and per share data)	2023	2023	2022	2022	2022	2023	2022
Earnings per Common Share
Basic earnings per common share	$0.70	$0.65	$0.66	$0.55	$0.59	$1.35	$1.16
Diluted earnings per common share	$0.70	$0.64	$0.65	$0.55	$0.58	$1.34	$1.14
Adjusted diluted earnings per common share(1)(3)	$0.73	$0.65	$0.67	$0.55	$0.58	$1.38	$1.14
Weighted average common shares outstanding (basic)	37,034,626	36,955,085	36,856,221	36,851,973	37,064,795	36,995,075	37,093,816
Weighted average common shares outstanding (diluted)	37,337,906	37,539,912	37,360,113	37,371,159	37,612,268	37,444,381	37,740,682
Common shares outstanding	37,752,002	37,713,427	37,492,775	37,465,902	37,669,102	37,752,002	37,669,102
Cash dividends per common share	$0.09	$0.09	$0.09	$0.09	$0.09	$0.18	$0.18
Dividend payout ratio on common stock	12.86%	14.06%	13.85%	16.36%	15.52%	13.43%	15.79%
Tangible book value per common share(1)	$17.43	$16.92	$16.19	$15.36	$15.76	$17.43	$15.76
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin, fully taxable equivalent (1)(4)	4.33%	4.39%	4.40%	4.04%	3.78%	4.36%	3.79%
Average cost of deposits	1.70%	1.15%	0.73%	0.43%	0.16%	1.43%	0.12%
Efficiency ratio(2)	52.92%	52.10%	55.53%	55.07%	54.87%	52.51%	54.63%
Adjusted efficiency ratio(1)(2)(3)	51.39%	51.54%	54.50%	55.07%	54.87%	51.47%	54.63%
Non-interest income to total revenues(1)	15.80%	16.67%	13.01%	14.93%	18.77%	16.23%	21.97%
Non-interest expense to average assets	2.67%	2.69%	2.76%	2.56%	2.51%	2.68%	2.58%
Adjusted non-interest expense to average assets(1)(3)	2.60%	2.67%	2.71%	2.56%	2.51%	2.63%	2.58%
Return on average stockholders' equity	12.99%	12.38%	12.92%	10.57%	11.35%	12.69%	10.94%
Adjusted return on average stockholders' equity(1)(3)	13.56%	12.62%	13.34%	10.57%	11.35%	13.10%	10.94%
Return on average assets	1.41%	1.32%	1.33%	1.13%	1.25%	1.37%	1.27%
Adjusted return on average assets(1)(3)	1.48%	1.35%	1.37%	1.13%	1.25%	1.41%	1.27%
Pre-tax pre-provision return on average assets(1)	2.23%	2.32%	2.05%	1.93%	1.87%	2.27%	1.96%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.30%	2.35%	2.10%	1.93%	1.87%	2.33%	1.96%
Return on average tangible common stockholders' equity(1)	16.78%	16.20%	17.21%	14.17%	15.31%	16.50%	14.65%
Adjusted return on average tangible common stockholders' equity(1)(3)	17.50%	16.49%	17.75%	14.17%	15.31%	17.01%	14.65%
Non-interest-bearing deposits to total deposits	30.31%	33.58%	37.55%	38.17%	40.47%	30.31%	40.47%
Loans and leases held for sale and loans and lease held for investment to total deposits	94.58%	95.37%	96.03%	94.59%	96.23%	94.58%	96.23%
Deposits to total liabilities	87.51%	86.31%	86.33%	85.93%	84.61%	87.51%	84.61%
Deposits per branch	$155,713	$152,965	$149,872	$147,696	$141,799	$155,713	$141,799
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	0.69%	0.84%	0.66%	0.80%	0.83%	0.69%	0.83%
ACL to total loans and leases held for investment, net before ACL	1.66%	1.64%	1.51%	1.51%	1.43%	1.66%	1.43%
Net charge-offs to average total loans and leases held for investment, net before ACL - loans and leases	0.31%	0.09%	0.24%	0.14%	0.17%	0.20%	0.12%
Capital Ratios
Common equity to total assets	10.74%	10.57%	10.40%	10.12%	10.61%	10.74%	10.61%
Tangible common equity to tangible assets(1)	8.87%	8.66%	8.42%	8.10%	8.53%	8.87%	8.53%
Leverage ratio	10.74%	10.46%	10.29%	10.30%	10.34%	10.74%	10.34%
Common equity tier 1 capital ratio	10.58%	10.27%	10.20%	10.24%	10.26%	10.58%	10.26%
Tier 1 capital ratio	11.22%	10.90%	10.85%	10.91%	10.95%	11.22%	10.95%
Total capital ratio	13.52%	13.19%	13.00%	13.02%	13.09%	13.52%	13.09%
(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes impairment charges on asset held for sale and merger-related expenses.

(4) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTERST-BEARING LIABILITIES (unaudited)

	For the Six Months Ended
	June 30, 2023			Recast June 30, 2022
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$116,394	$1,483	2.57%	$70,404	$103	0.29%
Loans and leases(1)	5,510,124	191,477	7.01%	4,839,266	115,057	4.79%
Taxable securities	1,263,010	12,755	2.04%	1,335,218	11,150	1.68%
Tax-exempt securities(2)	151,509	1,974	2.63%	169,107	2,255	2.69%
Total interest-earning assets	$7,041,037	$207,689	5.95%	$6,413,995	$128,565	4.04%
Allowance for credit losses - loans and leases	(88,586)			(70,302)
All other assets	422,236			489,070
TOTAL ASSETS	$7,374,687			$6,832,763
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$573,342	$4,669	1.64%	$597,665	$593	0.20%
Money market accounts	1,500,260	18,527	2.49%	1,281,519	1,668	0.26%
Savings	594,316	447	0.15%	657,155	159	0.05%
Time deposits	1,148,545	17,378	3.05%	644,543	795	0.25%
Total interest-bearing deposits	3,816,463	41,021	2.17%	3,180,882	3,215	0.20%
Other borrowings	541,249	10,093	3.76%	394,385	1,478	0.76%
Federal funds purchased	1,381	36	5.30%	1,271	14	2.32%
Subordinated notes and debentures	111,178	4,240	7.69%	110,570	3,294	6.01%
Total borrowings	653,808	14,369	4.43%	506,226	4,786	1.91%
Total interest-bearing liabilities	$4,470,271	$55,390	2.50%	$3,687,108	$8,001	0.44%
Non-interest-bearing demand deposits	1,961,945			2,256,778
Other liabilities	147,130			93,166
Total stockholders’ equity	795,341			795,711
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,374,687			$6,832,763
Net interest spread(3)			3.45%			3.60%
Net interest income, fully taxable equivalent		$152,299			$120,564
Net interest margin, fully taxable equivalent(2)(4)			4.36%			3.79%
Less: Tax-equivalent adjustment		415	0.01%		473	0.01%
Net interest income		$151,884			$120,091
Net interest margin(4)			4.35%			3.78%

Net loan accretion impact on margin		$1,340	0.04%		$2,815	0.09%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended					As of or For the Six Months Ended
				Recast	Recast		Recast
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(dollars in thousands, except per share data)	2023	2023	2022	2022	2022	2023	2022
Net income and earnings per share excluding significant items
Reported Net Income	$26,107	$23,945	$24,367	$20,409	$21,780	$50,052	$43,178
Significant items:
Impairment charges on assets held for sale	—	20	372	—	—	20	—
Merger-related expenses	1,391	489	538	—	—	1,880	—
Tax benefit	(230)	(56)	(118)	—	—	(286)	—
Adjusted Net Income	$27,268	$24,398	$25,159	$20,409	$21,780	$51,666	$43,178
Reported Diluted Earnings per Share	$0.70	$0.64	$0.65	$0.55	$0.58	$1.34	$1.14
Significant items:
Impairment charges on assets held for sale	—	—	0.01	—	—	—	—
Merger-related expenses	0.04	0.01	0.01	—	—	0.05	—
Tax benefit	(0.01)	—	—	—	—	(0.01)	—
Adjusted Diluted Earnings per Share	$0.73	$0.65	$0.67	$0.55	$0.58	$1.38	$1.14

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
				Recast	Recast		Recast
(dollars in thousands, except per share data,	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
ratios annualized, where applicable)	2023	2023	2022	2022	2022	2023	2022
Adjusted non-interest expense:
Non-interest expense	$49,328	$48,800	$50,500	$46,041	$43,585	$98,128	$87,541
Less: Significant items
Impairment charges on assets held for sale	—	20	372	—	—	20	—
Merger-related expenses	1,391	489	538	—	—	1,880	—
Adjusted non-interest expense	$47,937	$48,291	$49,590	$46,041	$43,585	$96,228	$87,541
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$47,937	$48,291	$49,590	$46,041	$43,585	$96,228	$87,541
Less: Amortization of intangible assets	1,455	1,455	1,596	1,611	1,868	2,910	3,464
Adjusted non-interest expense excluding amortization of intangible assets	$46,482	$46,836	$47,994	$44,430	$41,717	$93,318	$84,077
Pre-tax pre-provision net income:
Pre-tax income	$35,339	$32,238	$31,733	$27,429	$28,162	$67,577	$55,521
Add: Provision for credit losses	5,790	9,825	5,826	7,208	4,286	15,615	10,845
Pre-tax pre-provision net income	$41,129	$42,063	$37,559	$34,637	$32,448	$83,192	$66,366
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$41,129	$42,063	$37,559	$34,637	$32,448	$83,192	$66,366
Add: Impairment charges on assets held for sale	—	20	372	—	—	20	—
Add: Merger-related expenses	1,391	489	538	—	—	1,880	—
Adjusted pre-tax pre-provision net income	$42,520	$42,572	$38,469	$34,637	$32,448	$85,092	$66,366
Tax equivalent net interest income
Net interest income	$76,166	$75,718	$76,604	$68,635	$61,760	$151,884	$120,091
Add: Tax-equivalent adjustment	207	208	214	228	237	415	473
Net interest income, fully taxable equivalent	$76,373	$75,926	$76,818	$68,863	$61,997	$152,299	$120,564
Total revenue:
Net interest income	$76,166	$75,718	$76,604	$68,635	$61,760	$151,884	$120,091
Add: Non-interest income	14,291	15,145	11,455	12,043	14,273	29,436	33,816
Total revenue	$90,457	$90,863	$88,059	$80,678	$76,033	$181,320	$153,907
Tangible common stockholders' equity:
Total stockholders' equity	$813,942	$795,650	$765,816	$735,805	$755,648	$813,942	$755,648
Less: Preferred stock	—	—	—	—	—	—	—
Less: Goodwill and other intangibles	155,977	157,432	158,887	160,484	162,094	155,977	162,094
Tangible common stockholders' equity	$657,965	$638,218	$606,929	$575,321	$593,554	$657,965	$593,554
Tangible assets:
Total assets	$7,575,690	$7,530,346	$7,362,941	$7,267,277	$7,124,030	$7,575,690	$7,124,030
Less: Goodwill and other intangibles	155,977	157,432	158,887	160,484	162,094	155,977	162,094
Tangible assets	$7,419,713	$7,372,914	$7,204,054	$7,106,793	$6,961,936	$7,419,713	$6,961,936
Average tangible common stockholders' equity:
Average total stockholders' equity	$806,272	$784,289	$748,292	$765,821	$769,658	$795,341	$795,711
Less: Average preferred stock	—	—	—	—	—	—	4,959
Less: Average goodwill and other intangibles	156,766	158,181	159,680	161,292	163,068	157,469	163,948
Average tangible common stockholders' equity	$649,506	$626,108	$588,612	$604,529	$606,590	$637,872	$626,804
Average tangible assets:
Average total assets	$7,403,899	$7,345,151	$7,266,053	$7,137,472	$6,966,564	$7,374,687	$6,832,763
Less: Average goodwill and other intangibles	156,766	158,181	159,680	161,292	163,068	157,469	163,948
Average tangible assets	$7,247,133	$7,186,970	$7,106,373	$6,976,180	$6,803,496	$7,217,218	$6,668,815
Tangible net income available to common stockholders:
Net income available to common stockholders	$26,107	$23,945	$24,367	$20,409	$21,780	$50,052	$42,982
Add: After-tax intangible asset amortization	1,067	1,066	1,170	1,181	1,369	2,133	2,539
Tangible net income available to common stockholders	$27,174	$25,011	$25,537	$21,590	$23,149	$52,185	$45,521
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$27,174	$25,011	$25,537	$21,590	$23,149	$52,185	$45,521
Impairment charges on assets held for sale	—	20	372	—	—	20	—
Merger-related expenses	1,391	489	538	—	—	1,880	—
Tax benefit on significant items	(230)	(56)	(118)	—	—	(286)	—
Adjusted tangible net income available to common stockholders	$28,335	$25,464	$26,329	$21,590	$23,149	$53,799	$45,521

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Six Months Ended
				Recast	Recast		Recast
(dollars in thousands, except share and per share	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
data, ratios annualized, where applicable)	2023	2023	2022	2022	2022	2023	2022
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$41,129	$42,063	$37,559	$34,637	$32,448	$83,192	$66,366
Average total assets	7,403,899	7,345,151	7,266,053	7,137,472	6,966,564	7,374,687	6,832,763
Pre-tax pre-provision return on average assets	2.23%	2.32%	2.05%	1.93%	1.87%	2.27%	1.96%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$42,520	$42,572	$38,469	$34,637	$32,448	$85,092	$66,366
Average total assets	7,403,899	7,345,151	7,266,053	7,137,472	6,966,564	7,374,687	6,832,763
Adjusted pre-tax pre-provision return on average assets	2.30%	2.35%	2.10%	1.93%	1.87%	2.33%	1.96%
Net interest margin, fully taxable equivalent
Net interest income, fully taxable equivalent	$76,373	$75,926	$76,818	$68,863	$61,997	$152,299	$120,564
Total average interest-earning assets	7,072,581	7,009,144	6,922,889	6,763,916	6,573,352	7,041,037	6,413,995
Net interest margin, fully taxable equivalent	4.33%	4.39%	4.40%	4.04%	3.78%	4.36%	3.79%
Non-interest income to total revenues:
Non-interest income	$14,291	$15,145	$11,455	$12,043	$14,273	$29,436	$33,816
Total revenues	90,457	90,863	88,059	80,678	76,033	181,320	153,907
Non-interest income to total revenues	15.80%	16.67%	13.01%	14.93%	18.77%	16.23%	21.97%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$47,937	$48,291	$49,590	$46,041	$43,585	$96,228	$87,541
Average total assets	7,403,899	7,345,151	7,266,053	7,137,472	6,966,564	7,374,687	6,832,763
Adjusted non-interest expense to average assets	2.60%	2.67%	2.71%	2.56%	2.51%	2.63%	2.58%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$46,482	$46,836	$47,994	$44,430	$41,717	$93,318	$84,077
Total revenues	90,457	90,863	88,059	80,678	76,033	181,320	153,907
Adjusted efficiency ratio	51.39%	51.54%	54.50%	55.07%	54.87%	51.47%	54.63%
Adjusted return on average assets:
Adjusted net income	$27,268	$24,398	$25,159	$20,409	$21,780	$51,666	$43,178
Average total assets	7,403,899	7,345,151	7,266,053	7,137,472	6,966,564	7,374,687	6,832,763
Adjusted return on average assets	1.48%	1.35%	1.37%	1.13%	1.25%	1.41%	1.27%
Adjusted return on average stockholders' equity:
Adjusted net income	$27,268	$24,398	$25,159	$20,409	$21,780	$51,666	$43,178
Average stockholders' equity	806,272	784,289	748,292	765,821	769,658	795,341	795,711
Adjusted return on average stockholders' equity	13.56%	12.62%	13.34%	10.57%	11.35%	13.10%	10.94%
Tangible common equity to tangible assets:
Tangible common equity	$657,965	$638,218	$606,929	$575,321	$593,554	$657,965	$593,554
Tangible assets	7,419,713	7,372,914	7,204,054	7,106,793	6,961,936	7,419,713	6,961,936
Tangible common equity to tangible assets	8.87%	8.66%	8.42%	8.10%	8.53%	8.87%	8.53%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$27,174	$25,011	$25,537	$21,590	$23,149	$52,185	$45,521
Average tangible common stockholders' equity	649,506	626,108	588,612	604,529	606,590	637,872	626,804
Return on average tangible common stockholders' equity	16.78%	16.20%	17.21%	14.17%	15.31%	16.50%	14.65%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$28,335	$25,464	$26,329	$21,590	$23,149	$53,799	$45,521
Average tangible common stockholders' equity	649,506	626,108	588,612	604,529	606,590	637,872	626,804
Adjusted return on average tangible common stockholders' equity	17.50%	16.49%	17.75%	14.17%	15.31%	17.01%	14.65%
Tangible book value per share:
Tangible common equity	$657,965	$638,218	$606,929	$575,321	$593,554	$657,965	$593,554
Common shares outstanding	37,752,002	37,713,427	37,492,775	37,465,902	37,669,102	37,752,002	37,669,102
Tangible book value per share	$17.43	$16.92	$16.19	$15.36	$15.76	$17.43	$15.76